EXHIBIT 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-83688 on Form S-3 of Century Casinos, Inc. and in Registration Statement No. 33-13601 on Form S-8 of Century Casinos, Inc. of our report dated March 16, 1999, appearing in this Annual Report on Form 10-KSB of Century Casinos, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Denver, Colorado
March 16, 1999


                                       30